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                                                                    EXHIBIT 10.2

                          DEVELOPMENT AND LICENSE AGREEMENT

TEXAS INSTRUMENTS INCORPORATED, acting through its Semiconductor Group ("TI") and DSP TELECOMMUNICATIONS INC. ("DSPT") agree that this Agreement shall have an effective date of May 1, 1993, and shall include Attachments I and II. The parties agree as follows:

1.   DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

     a. "ROM Code" shall mean the DSPT implementation of software which DSPT provides to TI hereunder in object code format, including any updates, revisions or enhancements that DSPT deems necessary and DSPT makes to that software and provides to TI.

     b. "ROM 320" shall mean the masked ROM version of TI's 320 device which TI shall produce incorporating the ROM Code.

     c. "TI Subsidiaries" shall mean any company fifty percent (50%) or more of whose capital stock is owned by TI.

2.   SCOPE

     This Agreement contemplates the development and sale by TI of masked ROM versions of TI's TMS320 devices which incorporate the ROM Code developed by DSPT. TI and DSPT shall execute project Amendments to this Agreement in the basic format as is included in Attachment I for each masked ROM TMS320 device to be developed and sold pursuant to this Agreement.

3.   RESPONSIBILITIES

     For each ROM 320 TI is to develop, DSPT shall provide the following items to TI:

     a. Executable object code software for the ROM release according to the system specification;
     b.   Document source for product brochure;
     c.   Document source for product data sheet;
     d.   Document source for appropriate application reports;
     e.   Demonstration/evaluation modules.

     The ROM Code shall be furnished by DSPT to TI in an agreed upon code format. The data shall be transmitted to TI on floppy disk (MS-DOS Compatible) or via upload to TI's bulletin board (713) 274-2323. Upon receipt and verification

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of the ROM Code, TI will generate the necessary tooling to manufacture ROM Coded
TMS320 Devices.

     TI shall be responsible for developing the ROM 320, and pursuant to the marketing limitation provisions set forth in Attachment II, marketing the ROM 320 through TI's channels of distribution to a DSPT customer listed in Attachment II. Except as specifically authorized under this Agreement TI agrees not to use the ROM Code provided to TI hereunder to manufacture and sell any products to any customer including DSPT's customers listed on Attachment II.

4.   OWNERSHIP/LICENSES

     a. DSPT shall have and retain all rights, title and interest in the ROM Code which it provides pursuant to this Agreement. Subject to the terms and conditions of this Agreement and the Amendment(s), DSPT agrees to; and hereby grants to TI a nonexclusive, worldwide, non-transferable license to incorporate the ROM Code into ROM 320 devices, manufacture the ROM 320 devices, and distribute those ROM 320 devices to the companies listed on Attachment II at the prices listed therein. Further, TI shall be restricted from, and shall restrict others from, reverse assembling or decompiling the ROM Code or otherwise using the ROM Code, ROM 320, or TI's relationship with DSPT to appropriate for itself or others the underlying software or technology.

     b. TI shall be solely responsible for determining the price and terms of its sales of ROM 320's.

     c. TI shall include DSPT's copyright notice on the ROM 320 devices produced hereunder along with TI's standard copyright and other markings.

     d. TI shall have and retain all rights, title and interest in the ROM 320 devices produced by TI pursuant to this Agreement, provided that such rights shall not be construed to conflict with DSPT's ownership of the ROM Code.

     e. TI agrees that in the event of breach of either the license restrictions or the copy right obligations identified in this Agreement, DSPT shall have the right to enforce such restrictions and obligations in law or at equity at DSPT's option. These restrictions and obligations, and DSPT's right to enforce them, shall survive the termination of this Agreement for any reason.

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5.   ROYALTIES

     TI agrees to pay DSPT the royalties specified in the particular project Amendment. Such royalties shall be payable quarterly. Ti will provide DSPT with a statement certified by the responsible TI Business Manager showing (a) the quantity sold by TI, its subsidiaries and affiliates during such period. While this Agreement is in effect and for two (2) years after its termination, TI shall keep accurate records reflecting the performance of its obligations under this Agreement, and DSPT, at its expense, shall have the right no more than one (1) time per year to have an independent Certified Public Accountant, mutually agreeable to TI and DSPT, inspect and audit TI's books and records pertaining to TI's distribution of the particular ROM 320. If the audit reveals that TI has under paid royalties by an amount equal to or greater than ten percent (10%) of the royalties owed, then TI shall bear all expenses reasonably incurred by DSPT in connection with the audit.

6.   NONRECURRING ENGINEERING

     DSPT or TI shall pay nonrecurring engineering costs, if applicable, as specified in the particular project Amendment.

7.   PROPRIETARY INFORMATION

     In the event that either party hereto wishes to disclose to the other party information which it deems proprietary, such disclosing party shall notify the receiving party in writing of its desire and if the receiving party wishes to accept such information, the parties, prior to disclosure, shall execute a separate agreement to cover such disclosure.

8.   TERMINATION

     a. This Agreement and the license contained herein shall continue in full force and effect unless and until terminated as set forth below. Upon termination under Paragraph 8.c. below for TI's default or for TI's convenience under Paragraph 8.b., TI's license to distribute ROM 320's shall terminate and, TI immediately shall cease further distribution of ROM 320's and shall return the ROM Code to DSPT (except that TI may retain one archival copy of the ROM Code).

     b. Either party may terminate this Agreement in whole or in part for its convenience upon sixty (60) days prior written notice to the other party.

     c. Either party has the right to terminate this Agreement and any licenses it has granted hereunder if the other

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party is in default of any obligation hereunder and such default is not cured within thirty (30) days of the defaulting parties' receipt of notice of such default (or such additional cure period as the nondefaulting party may authorize). Default shall include, without limitation, failure to comply with any of the material terms and conditions hereof and violating the terms of any licenses granter hereunder.

     d. Upon expiration or termination by DSPT under Paragraph 8.b. above or by TI after following the provisions of Paragraph 8.c. above, TI's licenses as set forth in Paragraph 4 shall survive as to any project Amendments executed hereunder and the royalty obligations as set forth in Paragraph 5 above shall also survive such expiration or termination.

     e. The termination of this Agreement shall not be deemed to affect any orders which have already been entered and acknowledged by TI prior to the date of such termination.

9.   TI SALES TO DSPT

     It is understood and agreed that DSPT may order ROM 320 devices directly from TI.

10.  WARRANTIES AND INDEMNITY

     a. DSPT represents and warrants that DSPT has no knowledge that the ROM Code infringes any patents, copyrights, trade secrets, trademarks, or other proprietary rights of any third party.

     b. DSPT shall defend any suit or proceeding brought against TI insofar as such suit or proceeding is based on a claim that any goods manufactured and supplied by DSPT to TI constitute direct infringement of any duly issued United States patent or copyright and DSPT shall pay all damages and costs finally awarded therein against TI, provided that DSPT is promptly informed and furnished a copy of each communication, notice or other action relating to the alleged infringement and is given authority, information and assistance (at DSPT's expense) necessary to defend or settle said suit or proceeding. DSPT shall not be obligated to defend or be liable for costs and damages if the infringement arises out of compliance with TI's specifications, or from a combination with, an addition to, or a modification of the goods after delivery by DSPT, or from use of the goods, or any part thereof, in the practice of a process. DSPT's obligations hereunder shall not apply to any infringement occurring after TI
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has received notice of said suit or proceeding or other communication alleging the infringement unless DSPT has given written permission for such continuing infringement. If any goods manufactured and supplied by DSPT to TI shall be held to shall be enjoined from using same, DSPT will exert all reasonable efforts, at its option and at its expense, (a) to procure for TI the right to use such goods free of any liability for patent or copyright infringement, or
(b) to replace such goods with a noninfringing substitute otherwise complying substantially with all requirements of this Agreement, or (c) refund any costs incurred by TI with respect to goods already manufactured under this Agreement.

     c. TI's warranty for the ROM 320 shall be TI's standard warranty as set forth in TI's Standard Terms and Conditions of sale (TI-5059) which are attached hereto as Exhibit C. NEITHER PARTY MAKES ANY OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE REGARDING THE PRODUCTS AND SERVICES PROVIDED HEREUNDER.

     d. TI shall defend any suit or proceeding brought against DSPT insofar as such suit or proceeding is based on a claim that any goods manufactured and supplied by TI to DSPT constitute direct infringement of any duly issued United States patent or copyright and TI shall pay all damages and costs finally awarded therein against DSPT, provided that TI is promptly informed and furnished a copy of each communication, notice or other action relating to the alleged infringement and is given authority, information and assistance (at TI's expense) necessary to defend or settle said suit or proceeding. TI shall not be obligated to defend or be liable for costs and damages if the infringement arises out of compliance with DSPT's specifications, or from a combination with, an addition to, or a modification of the goods after delivery by TI, or from use of the goods, or any part thereof, in the practice of a process. TI's obligations hereunder shall not apply to any infringement occurring after DSPT has received notice of said suit or proceeding or other communication alleging the infringement unless TI has given written permission for such continuing infringement. If any goods manufactured and supplied by TI to DSPT shall be held to infringe any duly issued United States patent or copyright and DSPT shall be enjoined from using same, TI will exert all reasonable efforts, at its option and at its expense, (a) to procure for DSPT the right to use such goods free of any liability for patent or copyright infringement, or

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          (b) to replace such goods with a noninfringing substitute otherwise complying substantially with all requirements of this Agreement, or
          (c) refund any sums paid by DSPT with respect to such goods under this Agreement.

     e. Neither party shall have any authority to make any representation or warranty on the other party's behalf regarding the ROM 320 devices or the ROM Code.

     f. THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF THE PARTIES FOR PATENT AND/OR COPYRIGHT INFRINGEMENT AND IS IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, IN REGARD THERETO.

11.  LIMITATION OF LIABILITY

     TI's liability under this Agreement shall be limited to the amount of royalties accrued under this Agreement, if any. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES, WHETHER IN CONTRACT OR IN TORT INCLUDING NEGLIGENCE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.  INDEPENDENT CONTRACTOR

     It is expressly understood that DSPT and TI are contractors independent of one another, and that neither has the authority to bind the other to any third person or otherwise to act in any way as the representative of the other, or make representations or agreements on behalf of the other, unless otherwise expressly agreed to in a writing signed by both parties hereto.

     Each party represents that its efforts to market products referred to herein shall be totally independent and each party shall compete with the other as each unilaterally determines. Further, each party represents that it shall not provide the other with cost data or pricing information, nor otherwise exchange customer and market information. This provision does not prohibit each party from identifying potential customers for products referred to herein, provided that each party independently competes for the markets and customers of its choice.

13.  ASSIGNMENT

     Neither party shall assign any of its rights or delegate any of its duties pursuant to this Agreement without the express written consent of the other party. Any attempted assignment, transfer, sale, or delegation in derogation of this paragraph shall be void.

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14.  NON-WAIVER

     No term or provision of this Agreement shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. The waiver by either party of any right created by this Agreement in one or more instances shall not be construed as a further continuing waiver of such right or any other right created by this Agreement.

15.  COMMUNICATIONS AND ADMINISTRATION

     The persons designated below shall have cognizance of the work performed pursuant to this Agreement, and general administration of the Agreement shall be through them.

     For TI:                            For DSPT
     ------                             --------

     Gene Frantz                        Gabriel Hilevitz
     Texas Instruments Incorporated     DSP Telecomm.
     P.O. Box 1443, M/S 701             11 Ben Gurion Street
     Houston, Texas  77251-1443         Givat Shmuel, 51905, Israel

16.  CONFLICTING AGREEMENTS

     Each party represents that it is not a party to any other existing agreement which would prevent it from entering into this Agreement or which would adversely affect this Agreement.

17.  RELEASE OF INFORMATION

     Neither party shall, without the written consent of the other, publicly announce the content of this Agreement, or advertise or release any publicity in regard thereto except as may be required by a government agency without the prior written consent of the other party. This provision shall survive the expiration or termination of this Agreement.

18.  APPLICABLE LAW

     This Agreement and performance hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California.

19.  NON-EXCLUSIVITY

     Nothing contained in this Agreement shall be construed as a restriction on either party's independent development, manufacture and sale, for itself or others, of any product which is the same as products provided and developed hereunder, provided that such development, manufacture or

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     sale does not violate any of the other provisions or licenses of this
     Agreement.

20.  ORDER OF PRECEDENCE

     The terms and conditions contained in this Agreement take precedence over any additional or different terms and conditions contained in any attachment hereto.

21.  NOTICES

     Any notice, request, instruction or other document required or permitted to be given hereunder shall be in writing or a facsimile and shall be valid and sufficient if dispatched by registered or certified mail, postage prepaid, in any post office in the United States, addressed as follows:

     If to TI:                          If to DSPT:
     --------                           -----------

     Texas Instruments Inc.             Gabriel Hilevitz
     8390 LBJ Freeway                   DSP Telecomm.
     P.O. Box 655303, M/S 3684          11 Ben Gurion St
     Dallas, Texas  75265               Givat Shmuel, 51905, Israel
     Attn: Manager, Business Services

     or, in any case, to such changed address or person as TI or DSPT shall have specified to the other by written notice.

22.  MISCELLANEOUS

     a. If any provision of this Agreement is determined to be illegal or unenforceable, all other provisions shall remain in full force and effect.

     b. In the event that this Agreement is terminated, the payment date of all royalties that already have accrued shall be accelerated and such royalties shall become immediately due and payable as of the date of termination.

     c. This Agreement shall be binding upon, and inure to the benefit of, successors in interest to, and permitted assigns of TI and DSPT.

23.  ENTIRE AGREEMENT

     This document, including any Attachments referred to herein and by this reference hereby incorporated, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties or any official or representative thereof. This Agreement may

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     not be altered, amended, or supplemented in any respect except by a writing signed by an authorized representative of each party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized representatives effective as of the date first stated above.

TEXAS INSTRUMENTS INCORPORATED          DSP TELECOMMUNICATIONS, INC.
Semiconductor Group

By: \s\ Richard K. Templeton            By:  \s\ Gideon Barak
    ------------------------------           -------------------------

Printed Name: Richard K. Templeton      Printed Name: Gideon Barak
              --------------------                    ----------------

Title: Vice President, SC Group         Title: President
       ---------------------------             -----------------------

Date: October 14, 1993                  Date: 8/23/93
      ----------------------------            ------------------------


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                                     ATTACHMENT I
                                 A5001D AMPS Chipset

1.   SCOPE:

     D5001D Digital AMPS chipset is a two chip chipset made up of a ROM coded DSP device and a Gate Array. Only the DSP and ASIC devices are covered under this Attachment.

1.   REQUIREMENTS:
                                   DSP            ASIC
     a.   Part Numbers
          TI base set:             TMS320C18
          ROM Code Number:         D78003U-PH     F104284-PH
          DSPT P/N:                A5001D11AOC    D5001D71AOC

     b.   Specification            Per A5001D     data sheet:
          Voltage Range:           5V +/- 5%      5V +/- 5%
          Frequency Range:
          Temperature Range:       0 to 70C       0 to 70C

     c.   Other Requirements:      Part numbers and specifications are the
                                   latest as of the sign off of this Attachment.
                                   Future releases and specification changes of this chip set will be included in this Agreement.

3.   NONRECURRING ENGINEERING:     None

4.   MARKETING LIMITATIONS:        None

5.   ROYALTY:

          DSP:      $2.70/device
          ASIC:     $1.05/device

6.   SIGNATURES:

TEXAS INSTRUMENTS INCORPORATED          DSP TELECOMMUNICATIONS, INC.
Semiconductor Group

By: \s\ Richard K. Templeton            By:  \s\ Gideon Barak
    ------------------------------           -------------------------

Printed Name: Richard K. Templeton      Printed Name: Gideon Barak
              --------------------                    ----------------

Title: Vice President, SC Group         Title: President
       ---------------------------             -----------------------

Date: October 14, 1993                  Date: 8/23/93
      ----------------------------            ------------------------

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                                                          CONFIDENTIAL TREATMENT
                                                                 REQUESTED

                                    ATTACHMENT II

The following companies and such other companies as the parties hereto agree in writing to add to this list shall be approved for direct (i) order placement with, (ii) shipment from, (iii) invoicing from, and (iv) payment to TI.

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